UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 5, 2024
_____________________________
Endo, Inc.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	333-280767	30-1390281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Atwater Drive
Malvern,	Pennsylvania	19355
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 484-216-0000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None (1)

(1)	On June 28, 2024, Endo, Inc. common stock was quoted and began trading on the OTCQX® Best Market under the symbol “NDOI.”
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On November 5, 2024, Endo, Inc. (the “Company,” “Endo,” or “we”) issued an earnings release announcing its financial results for the Successor three and nine months ended September 30, 2024, the Predecessor year-to-date period ended April 23, 2024 and the Predecessor three and nine months ended September 30, 2023 (the “Earnings Release”). A copy of the Earnings Release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company utilizes these financial measures, commonly referred to as “non-GAAP,” as supplements to financial measures determined in accordance with GAAP when evaluating the Company’s operating performance and the Company believes that they will be used by certain investors to measure the Company’s operating results. The Company believes that presenting these non-GAAP financial measures provides useful information about the Company’s performance across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable, pursuant to the procedure described in the succeeding paragraph.
The initial identification and review of the adjustments necessary to arrive at these non-GAAP financial measures are performed by a team of finance professionals led by the Chief Accounting Officer in accordance with the Company’s Non-GAAP Policy, which is reviewed and approved annually by the Audit & Finance Committee of the Company’s Board of Directors. Company tax professionals review and determine the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments as described below. Proposed adjustments, along with any items considered but excluded, are presented to the Chief Accounting Officer, Chief Financial Officer and/or the Chief Executive Officer for their consideration. The non-GAAP adjustments are presented to the Audit & Finance Committee on a quarterly basis as part of the Company’s standard procedures for preparation and review of the earnings release and other quarterly materials.
These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP financial measures may differ from similarly titled measures used by others. The definitions of the most commonly used non-GAAP financial measures are presented below.
Adjusted net income, Adjusted Gross Profit and Adjusted Operating Expenses
Adjusted net income, Adjusted Gross Profit and Adjusted Operating Expenses are presented as non-GAAP measures and are reconciled to their corresponding GAAP measures of Net income (loss), Gross Profit, defined as revenues less cost of revenues, and Operating Expenses, defined as the sum of (i) Selling, general and administrative; (ii) Research and development; (iii) Acquired in-process research and development; (iv) Litigation-related and other contingencies, net; (v) Asset impairment charges; and (vi) Acquisition related and integration items, net.
Adjustments, to the extent they apply to the corresponding GAAP amounts, may include, but are not limited to expense or income related to: acquisitions and divestitures, such as amortization of intangible assets and of inventory step-up adjustments, certain employee-related charges, including earn-outs, separation, retention, or relocation costs, changes in the fair value of contingent consideration, transaction costs of executed deals, and integration or disintegration-related costs; certain amounts related to strategic review initiatives; certain cost reduction initiatives such as separation benefits, continuity payments, other exit costs; asset impairment charges; certain costs incurred in connection with debt or equity-financing activities, such as non-capitalizable transaction costs incurred in connection with a successful financing transaction and gains or losses associated with early repayments, extinguishment or modification of our debt instruments; litigation-related and other contingent matters; certain legal costs; gains or losses from the sales of businesses and other assets; gains or losses associated with discontinued operations, net of tax; foreign currency gains or losses on intercompany financing arrangements; reorganization items, net; the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments; and certain other items.
Adjusted gross margin & Adjusted operating expenses
Adjusted gross margin represents total revenues less cost of revenues prepared in accordance with GAAP and adjusted for the certain items enumerated above under the heading “Adjusted net income” to the extent such items relate to cost of revenues. Such items may include, but are not limited to, expenses or income related to: acquisitions and divestitures, such as amortization of intangible assets and of inventory step-up adjustments, certain employee-related charges, including earn-outs, separation, retention, or relocation costs, certain amounts related to strategic review initiatives; certain cost reduction initiatives such as separation benefits, continuity payments, contract termination costs and other exit costs; certain integration or disintegration efforts; certain amounts related to strategic review initiatives; amortization of intangible assets and of inventory step-up adjustments; and certain other items.

Adjusted operating expenses
Adjusted operating expenses represent operating expenses prepared in accordance with GAAP and adjusted for certain items enumerated above under the heading “Adjusted net income” to the extent such items relate to operating expenses. Such items may include, but are not limited to expenses or income related to: acquisitions and divestitures, such as certain employee-related charges, including earn-outs, separation, retention, or relocation costs, transaction costs and changes in the fair value of contingent consideration; cost reduction and integration-related initiatives such as separation benefits, continuity payments, other exit costs; certain integration or disintegration efforts; certain amounts related to strategic review initiatives; asset impairment charges; amortization of intangible assets; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; certain legal costs; certain costs incurred in connection with debt or equity-financing activities, such as non-capitalizable transaction costs incurred in connection with a successful financing transaction and gains or losses associated with early repayments, extinguishment or modification of our debt instruments; and certain other items.
Adjusted income taxes and Adjusted effective tax rate
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability. Adjustments are then made for certain items relating to prior years and for tax planning actions that are expected to be distortive to the underlying effective tax rate and trend in the effective tax rate. The most directly comparable GAAP financial measure for Adjusted income taxes is Income tax expense (benefit), prepared in accordance with GAAP. The Adjusted effective tax rate represents the rate generated when dividing Adjusted income taxes by the amount of adjusted pre-tax income.
EBITDA and Adjusted EBITDA
EBITDA represents Net income (loss) before Interest expense, net; Income tax expense; Depreciation; and Amortization, each prepared in accordance with GAAP. Adjusted EBITDA further adjusts EBITDA by excluding those items enumerated above under the heading “Adjusted net income,” without duplication, and stock-based compensation costs.
Because adjusted financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, the Company strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Investors are also encouraged to review the reconciliation of the non-GAAP financial measures used in the Earnings Release to their most directly comparable GAAP financial measures as included in the Earnings Release. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gains or losses on extinguishment or modification of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.
The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be incorporated into any registration statement or other document filed by the Registrant with the U.S. Securities and Exchange Commission under the Securities Act of 1933, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO, INC.

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Secretary
Dated: November 5, 2024